Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
Debtors: Delphi Corporation, et al. (1)
Case Number: Jointly Administered 05-44481 (RDD)
Monthly Operating Report for the Month Ended:
February 28, 2006
Debtors’ Address:
5725 Delphi Drive
Troy, Michigan 48098
Monthly Operating Loss: $129 million
Debtors’ Attorneys:
John Wm. Butler Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Suite 2100
Chicago, IL 60606
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
And
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Report Preparer:
The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: March 31, 2006	/s/ JOHN D. SHEEHAN John D. Sheehan
Vice President and Chief Restructuring Officer, Chief Accounting Officer and Controller

(1)	See next page for a listing of Debtors by case number.

(2)	All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

DELPHI CORPORATION, ET AL.
MONTHLY OPERATING REPORT
(1) The Debtors in these jointly administered cases are as follows:

Case
Debtor Name	Number

Delphi NY Holdings Corporation	05-44480
Delphi Corporation	05-44481
ASEC Manufacturing General Partnership	05-44482
ASEC Sales General Partnership	05-44484
Environmental Catalysts, LLC	05-44503
Delphi Medical Systems Colorado Corporation	05-44507
Delphi Medical Systems Texas Corporation	05-44511
Delphi Medical Systems Corporation	05-44529
Specialty Electronics International Ltd.	05-44536
Specialty Electronics, Inc.	05-44539
Delphi Liquidation Holding Company	05-44542
Delphi Electronics (Holding) LLC	05-44547
Delphi Technologies, Inc.	05-44554
Delphi Automotive Systems Tennessee, Inc.	05-44558
Delphi Mechatronic Systems, Inc.	05-44567
Delphi Automotive Systems Risk Management Corporation	05-44570
Exhaust Systems Corporation	05-44573
Delphi China LLC	05-44577
Delphi Automotive Systems Korea, Inc.	05-44580
Delphi International Services, Inc.	05-44583
Delphi Automotive Systems Thailand, Inc.	05-44586
Delphi Automotive Systems International, Inc.	05-44589
Delphi International Holdings Corporation	05-44591
Delphi Automotive Systems Overseas Corporation	05-44593
Delphi Automotive Systems (Holding), Inc.	05-44596
Delco Electronics Overseas Corporation	05-44610
Delphi Diesel Systems Corporation	05-44612
Delphi LLC	05-44615
Aspire, Inc.	05-44618
Delphi Integrated Service Solutions, Inc.	05-44623
Delphi Connection Systems	05-44624
Packard Hughes Interconnect Company	05-44626
DREAL, Inc.	05-44627
Delphi Automotive Systems Services LLC	05-44632
Delphi Services Holding Corporation	05-44633
Delphi Automotive Systems Global (Holding), Inc.	05-44636
Delphi Foreign Sales Corporation	05-44638
Delphi Automotive Systems Human Resources LLC	05-44639
Delphi Automotive Systems LLC	05-44640
Delphi Furukawa Wiring Systems LLC	05-47452
Delphi Receivables LLC	05-47459
MobileAria, Inc.	05-47474
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
MONTHLY OPERATING REPORT
INDEX
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from consolidated Debtor group)

	Month Ended	October 8, 2005 to
	February 28, 2006	February 28, 2006
	(in millions)
Net sales:
General Motors and affiliates	$903	$4,220
Other customers	579	2,884
Intercompany non-Debtor subsidiaries	52	230

Total net sales	1,534	7,334

Operating expenses:
Cost of sales, excluding items listed below	1,523	7,157
Selling, general and administrative	81	429
Depreciation and amortization	59	260
Goodwill and long-lived asset impairment charges	—	479

Total operating expenses	1,663	8,325

Operating loss	(129)	(991)
Interest expense (contractual interest expense was $40 million and $200 million, respectively)	(27)	(134)
Other income (expense), net	4	(1)

Loss before reorganization items, income taxes, and equity income	(152)	(1,126)
Reorganization items	(3)	(5)
Income tax expense	—	—
Equity income from non-consolidated subsidiaries, net of tax	3	26
Equity income (loss) from non-Debtor subsidiaries, net of tax	16	(405)

Net loss	$(136)	$(1,510)

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION BALANCE SHEET
(Non-filed entities, principally non-U.S. subsidiaries, excluded from consolidated Debtor group)

February 28, 2006
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,129
Accounts receivable, net:
General Motors and affiliates	1,762
Other third parties	1,608
Non-Debtor subsidiaries	280
Notes receivable from non-Debtor subsidiaries	350
Inventories, net:
Productive material, work-in-process and supplies	885
Finished goods	304
Prepaid expenses and other	230

Total current assets	6,548

Long-term assets:
Property, net	2,562
Goodwill	40
Other intangible assets	40
Pension intangible assets	871
Investments in non-Debtor subsidiaries	3,050
Other	719

Total assets	$13,830

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities not subject to compromise:
Note payable to non-Debtor subsidiary	2
Accounts payable	1,118
Accounts payable to non-Debtor subsidiaries	479
Accrued liabilities	456

Total current liabilities	2,055

Long-term liabilities not subject to compromise:
Debtor-in-possession financing	250
Employee benefit plan obligations and other	530

Total long-term liabilities	780

Liabilities subject to compromise	17,518

Total liabilities	20,353

Stockholders’ deficit:
Common stock, $0.01 par value, 1,350 million shares authorized, 565 million shares issued	6
Additional paid-in capital	2,680
Accumulated deficit	(6,979)
Minimum pension liability	(2,052)
Accumulated other comprehensive loss, excluding minimum pension liability	(126)
Treasury stock, at cost (3.2 million shares)	(52)

Total stockholders’ deficit	(6,523)

Total liabilities and stockholders’ deficit	$13,830

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
(Non-filed entities, principally non-U.S. subsidiaries, excluded from consolidated Debtor group)

Month Ended
February 28, 2006
(in millions)
Cash flows from operating activities:
Net loss	$(136)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	59
Pension and other postretirement benefit expenses	132
Equity income from unconsolidated subsidiaries, net of tax	(3)
Equity income from non-Debtor subsidiaries, net of tax	(16)
Reorganization items	3
Changes in operating assets and liabilities:
Accounts receivable, net	(196)
Inventories, net	(4)
Prepaid expenses and other	(41)
Accounts payable, accrued and other long-term liabilities	91
Pension contributions	(1)
Other postretirement benefit payments	(19)
Receipts (payments) for reorganization items, net	(7)
Other	(2)

Net cash used in operating activities	(140)

Cash flows from investing activities:
Capital expenditures	(24)
Proceeds from sale of property	4

Net cash used in investing activities	(20)

Cash flows from financing activities:
Repayments of other debt	(1)
Net cash used in financing activities	(1)

Decrease in cash and cash equivalents	(161)
Cash and cash equivalents at beginning of period	1,290

Cash and cash equivalents at end of period	$1,129

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
1. Background and Organization
     General — Delphi Corporation (“Delphi” or the “Company”) is a world-leading supplier of vehicle electronics, transportation components, integrated systems and modules, and other electronic technology.
     Chapter 11 Reorganization Cases — On October 8, 2005, Delphi and certain of its United States (“U.S.”) subsidiaries (the “Initial Filers”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), and on October 14, 2005, three additional U.S. subsidiaries of Delphi (collectively with the Initial Filers, the “Debtors”) filed voluntary petitions for relief under the Bankruptcy Code (the Debtors’ October 8, 2005 and October 14, 2005 filings are referred to herein collectively as the “Chapter 11 Filings”). See the second page of this report for a listing of the Debtors and case number information. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Delphi’s non-U.S. subsidiaries were not included in the filings and will continue their business operations without supervision from U.S. courts. On October 17, 2005 the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors. On March 22, 2006, the Court granted a motion to create an equity committee to represent the interests of Delphi’s stock owners in these chapter 11 cases.
     On January 20, 2006, the Debtors filed with the Court the Schedules of Assets and Liabilities and Statements of Financial Affairs (the “Schedules and Statements”), as required by the Bankruptcy Code. In addition, on February 1, 2006, the Debtors filed certain amendments to the Schedules and Statements.
     On February 3, 2006, the United States Trustee convened a meeting of creditors of Delphi pursuant to section 341 of the Bankruptcy Code. A section 341 meeting is a statutorily mandated meeting of creditors, presided over by the United States Trustee, at which a debtor’s representatives appear. All creditors of the debtor are entitled to attend a section 341 meeting. At the conclusion of the section 341 meeting, the United States Trustee closed the meeting.
2. Basis of Presentation
     Condensed Consolidated Debtor-in-Possession Financial Statements — The financial statements and supplemental information contained herein are unaudited, preliminary and may not comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”), in all material respects. In addition, the financial statements and supplemental information contained herein represent the condensed consolidated financial information for the Debtors only. Delphi’s non-Debtor subsidiaries are treated as non-consolidated subsidiaries in the attached financial statements and as such, their net income (loss) is included as “Equity income (loss) from non-Debtor subsidiaries, net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor subsidiaries” in the balance sheet.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does, however, require that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
     The unaudited consolidated financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with U.S. GAAP, and upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with U.S. GAAP. Furthermore, these unaudited consolidated financial statements do not include adjustments, if any, that may be required as a result of the finalization of the Company’s audited consolidated financial statements for the year ended December 31, 2005. As of February 28, 2006, certain prepaid balances and pre- and postpetition trade accounts payable balances are subject to further review and reclassification. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2004 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the period ended September 30, 2005 that were filed with the United States Securities and Exchange Commission.
     The results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.
     Intercompany Transactions — Intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor subsidiaries have not been eliminated in the financial statements and are reflected as intercompany receivables, loans, and payables.
     General Motors and Affiliates — Includes activity with General Motors Corporation (“GM”) and its consolidated subsidiaries. Activity with GM’s non-consolidated subsidiaries (such as GM Shanghai) and activity with other Tier 1 suppliers who sell directly to GM is classified as other (non-GM) customer activity.
     Property — Includes property, plant, and equipment and is recorded at cost net of accumulated depreciation.
     Goodwill and Long-lived Asset Impairment Charges — During the month of December 2005, the Debtors recorded approximately $252 million of goodwill and $217 million of long-lived asset impairment charges, in addition to approximately $10 million of impairment charges for spare parts for certain impaired long-lived assets. These are not cash charges; therefore, these impairment charges will not result in future cash expenditures. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), Delphi reviews the recoverability of goodwill at least annually and any time business conditions indicate a potential change in recoverability. Similarly, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), Delphi evaluates the recoverability of certain long-lived assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. No goodwill or long-lived asset impairment charges were recorded during the month of February 2006.
     As previously disclosed, Delphi has experienced deteriorated financial performance resulting in substantial net losses in 2005. Delphi believes that several significant issues have largely contributed to the deterioration of Delphi’s financial performance: (a) a competitive U.S. vehicle production environment for domestic original equipment manufacturers resulting in the reduced number of motor vehicles that GM, our largest customer, produces annually in the U.S. and related pricing pressures; (b) increasing commodity prices; (c) U.S. labor legacy liabilities and noncompetitive wage and benefit levels; and (d) restrictive collectively bargained labor agreement provisions which inhibit Delphi’s responsiveness to market conditions, including exiting non-strategic, non-profitable operations. As a result, Delphi has lowered expectations for future performance absent the ability to complete a transformation plan through its reorganization under chapter 11 of the Bankruptcy Code.
     The deterioration of Delphi’s U.S. financial performance as discussed above, combined with an unfavorable outlook absent completion of a successful U.S. reorganization, was an indicator for potential impairment. Additionally, reduced profitability at certain sites and product lines in Western Europe resulting from flattening revenue together with higher commodity costs was also considered. This led management to test the recoverability of its long-lived assets and goodwill against a business outlook which assumed no changes in the current operating environment, including no changes to the Company’s overall cost structure or compromise of any of its legacy liabilities. As Delphi’s bankruptcy case proceeds and its reorganization plan is further developed, Delphi may determine that additional impairment charges should be recognized.
     Management determined the goodwill impairment charges by comparing the carrying value of each of its reporting units to the fair value of the reporting unit as determined using a discounted cash flows analysis. In accordance with SFAS No. 142, where the carrying value exceeded the discounted cash flow for a particular reporting unit, goodwill impairment charges were recognized. The goodwill impairment charges recognized were determined by stating all other assets and liabilities of a reporting unit at their fair values with the remaining fair value of the reporting unit attributed to goodwill. The resulting goodwill impairment charges are the excess of the recorded goodwill balance over the calculated fair value of goodwill for the reporting unit. Delphi’s reporting units for purposes of SFAS No. 142 are global businesses focused on product families. The fair value of the reporting
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
units was negatively impacted by the continued deterioration of business conditions, principally in the U.S., as described above. As a result of the goodwill impairment analysis, two of Delphi’s global reporting units recorded goodwill impairments.
     Management determined the asset impairment charges by comparing the estimated future cash flows against carrying values of assets. Specifically, Delphi tested certain long-lived assets, primarily property, plant, and equipment, for impairment at each plant site that had operating losses during 2005 and/or an expectation of future losses over the remaining asset life. In accordance with SFAS No. 144, where the carrying value of an asset exceeds the future cash flows at that site, asset impairment charges are being recognized for the amount that the carrying value exceeds fair value, which primarily is determined using discounted future cash flows.
     Contractual Interest Expense — Contractual interest expense represents amounts due under the contractual terms of outstanding debt during the month, including unsecured debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.
     Taxes — Delphi accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. Due to the Company’s history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, during the fourth quarter of 2004, Delphi established a 100% valuation allowance against its U.S. deferred tax assets. As a result, Delphi discontinued recognizing income tax benefits for net operating losses incurred in periods subsequent to December 31, 2004 and continues to record a 100% valuation allowance against all U.S. deferred tax assets.
     The Debtors’ have received authorization, but not direction, to pay sales, use, trust fund, and certain other taxes in the normal course. Accordingly, the Debtors have paid the applicable taxes when due. See the schedules of payroll and other taxes paid for additional information regarding taxes paid.
3. Equity Income (Loss) from Non-Debtor Subsidiaries, Net of Tax
     During the month of December 2005, the Debtors’ non-Debtor subsidiaries recorded losses, net of tax, of $497 million, including pre-tax goodwill and long-lived asset impairment charges of approximately $323 million and $127 million, respectively. These are not cash charges; therefore, these impairment charges will not result in future cash expenditures. The goodwill charges resulted from the impairment analyses described above in Note 2, “Basis of Presentation, Goodwill and Long-lived Asset Impairment Charges,” and relate to amounts originally recorded on the books of non-Debtor subsidiaries. The asset impairment charges, which were calculated on the same basis as described in Note 2, “Basis of Presentation, Goodwill and Long-lived Asset Impairment Charges,” relate to certain non-Debtor manufacturing facilities, principally in Western Europe. Excluding goodwill and asset impairment charges, the pre-tax non-Debtor equity loss for the month of December would have been approximately $28 million. The non-Debtor subsidiaries generally experience reduced profitability in the month of December due to the shut-down of a significant portion of customers’ manufacturing facilities, principally in Europe, at the end of the year. No goodwill or long-lived asset impairment charges were recorded during the month of February 2006.
4. Debtor-in-Possession (“DIP”) Financing
     On October 14, 2005, Delphi entered into a Revolving Credit, Term Loan and Guaranty Agreement (the “DIP Credit Facility”) to borrow up to $2.0 billion from a syndicate of lenders. The DIP Credit Facility consists of a $1,750 million revolving facility and a $250 million term loan facility (collectively, the “DIP Loans”). The DIP Credit Facility contains various representations, warranties and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.
     On October 27, 2005, Delphi entered into the First Amendment to the DIP Credit Facility (the “First Amendment”). Under the terms of the First Amendment the Company has agreed, among other things, to mandatory prepayments from Asset Sales and Recovery Events (each as defined in the First Amendment). The First Amendment also modified the terms of the Borrowing Base (as defined in the DIP Credit Facility) computation, which limits the amount outstanding under the DIP Loans at any one time.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
     On October 28, 2005, the Court granted, on a final basis, the Debtors’ motion for approval of the DIP financing order. The DIP financing order granted final approval of the DIP Credit Facility, as amended, and final approval of an adequate protection package for certain prepetition facilities. Following approval of the final DIP financing order, the Debtors have access to $2 billion in DIP financing subject to the terms and conditions set forth in the DIP financing documents, as amended, and $2.5 billion under certain prepetition facilities, for a total financing of $4.5 billion.
     On November 21, 2005, Delphi entered into an Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement (the “Amended DIP Credit Facility”) which, among other things, adds new lenders to the DIP Credit Facility, increases the interest rate that was provided under the DIP Credit Facility, and alters the provisions regarding future amendments. The Amended DIP Credit Facility carries an interest rate at the option of Delphi of either (i) the Administrative Agent’s Alternate Base Rate (as defined in the Amended DIP Credit Facility) plus 1.75% or (ii) 2.75% above the Eurodollar base rate, which is the London Interbank Borrowing Rate (“LIBOR”). The LIBOR interest rate period can be set at a one, three, or six-month period as selected by Delphi in accordance with the terms of the Amended DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement of the Alternate Base Rate or LIBOR through the term of the DIP Loans. The Amended DIP Credit Facility will expire on the earlier of October 8, 2007 and the date of substantial consummation of a Reorganization Plan that is confirmed pursuant to an order of the Court. Borrowings under the Amended DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
     Also on November 21, 2005, the $250 million term loan was funded and the Company elected to pay interest at LIBOR plus 2.75% for a six month period. As of February 28, 2006, there were no amounts outstanding under the DIP revolving facility, but the Company had approximately $33 million in letters of credit outstanding under the DIP revolving facility as of that date.
     On February 3, 2006, Delphi entered into the First Amendment to the Amended DIP Credit Facility. This amendment provides, among other amendments, (a) an amendment to the definition of “Global EBITDAR” to clarify the measurement of Restructuring Costs (as defined in the Amended DIP Credit Facility) on a monthly basis to be consistent with the monthly Global EBITDAR covenant testing requirements under the Amended DIP Credit Facility and (b) permission to deliver the Company’s 2005 audited financial statements within 110 days after the year-end, as is currently provided, but without regard to any shorter time period specified by the United States Securities and Exchange Commission.
5. Reorganization Items
     SOP 90-7 requires reorganization items such as realized gains and losses from the settlement of prepetition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under chapter 11, to be separately disclosed. The Debtors’ reorganization items consist of the following:

	Month Ended	October 8, 2005 to
	February 28, 2006	February 28, 2006
	(in millions)
Professional fees directly related to reorganization	$(10)	$(51)
Interest income	6	28
Gain on settlement of prepetition liabilities	1	12
Other	—	6

Total Reorganization Items	$(3)	$(5)

     Professional fees directly related to the reorganization (“Professional Fees”) include fees and reimbursable expenses associated with advisors to the Debtors, unsecured creditors, secured creditors and unions. Professional Fees for the month ended February 28, 2006 were estimated by the Debtors and will be reconciled to actual invoices when received.
6. Liabilities Subject to Compromise
     As a result of the Chapter 11 Filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-chapter 11
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
liabilities are stayed. Although prepetition claims are generally stayed, at hearings held in mid October 2005 and November 2005, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management, and retention of professionals.
     The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations, with the approval of the Court. Any damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. The Debtors will notify all known claimants subject to the bar date of their need to file a proof of claim with the Court. A bar date is the date by which claims against the Debtors must be filed if the claimants wish to receive any distribution in the chapter 11 cases. No bar date has yet been set by the Court. Differences between liability amounts estimated by the Debtors and claims filed by creditors will be investigated and, if necessary, the Court will make a final determination of the allowable claim. The determination of how liabilities will ultimately be settled and treated cannot be made until the Court approves a chapter 11 plan of reorganization. Accordingly, the ultimate amount of such liabilities is not determinable at this time.
     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.
     Liabilities subject to compromise consist of the following:

February 28, 2006
(in millions)
Pension obligations (3)	$3,379
Postretirement obligations other than pensions (3)	7,462
Debt and notes payable	2,430
Secured debt	2,491
Accounts payable	967
Other	789

Total Liabilities Subject to Compromise	$17,518

(3)	Due to the complex nature of the calculation of these liabilities, a small portion of the balances represent amounts potentially considered to be administrative claims.
7. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed postpetition accounts payable have been and are being paid under agreed-upon payment terms.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
SCHEDULE OF PAYROLL AND PAYROLL TAXES WITHHELD AND INCURRED
MONTH ENDED FEBRUARY 28, 2006

	Employee Payroll Taxes	Employer Payroll
Gross Wages Paid	Withheld	Taxes Owed

$272,672,184	$77,341,525	$26,830,689

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, ET AL.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED FEBRUARY 28, 2006

Payee	Payroll Taxes Paid

Internal Revenue Services	$80,911,160
State of Michigan	3,093,017
City of Flint, MI	189,078
City of Saginaw, MI	118,611
City of Grand Rapids, MI	11,878
City of Detroit, MI	3,771
City of Walker, MI	3,279
City of Pontiac, MI	618
City of Lansing, MI	91
State of Ohio	2,914,575
Ohio School District	425,313
City of Dayton, OH	329,978
City of Kettering, OH	151,671
City of Moraine, OH	145,783
City of Warren, OH	119,482
City of Vandalia, OH	56,544
City of Columbus, OH	47,081
City of Youngstown, OH	27,048
City of Rita, OH	19,431
City of Hubbard, OH	6,583
City of Huron, OH	5,569
City of Trotwood, OH	4,304
City of Dublin, OH	2,093
City of Lordstown, OH	1,160
City of Springfield, OH	896
City of Toledo, OH	756
City of Cincinnati, OH	402
City of W Carrollton, OH	306
City of Xenia, OH	289
City of Fairfield, OH	142
City of Canton, OH	109
City of Mansfield, OH	92
City of Elyria, OH	77
City of Akron, OH	28
State of Indiana	1,781,781
Allen County, IN	60
State of New York	1,612,278
State of Alabama	598,966
City of Gadsden, AL	10,528
State of West Virginia	438,185
State of Mississippi	298,546
State of Oklahoma	118,487
State of Georgia	108,457
State of California	104,736
State of Illinois	54,747
State of New Jersey	39,797
State of Colorado	30,351
City of Denver, CO	1,626
State of Pennsylvania	30,281
City of Philadelphia, PA	257
City of Towamencin, PA	36
State of South Carolina	14,631
State of Kansas	11,207
State of Texas	9,235
State of Missouri	3,126
State of Kentucky	3,066
City of Elizabethtown, KY	3,315
State of Virginia	2,377
Case Number: 05-44481 (RDD)(Jointly Administered)

DELPHI CORPORATION, ET AL.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED FEBRUARY 28, 2006

Payee	Payroll Taxes Paid

State of North Carolina	2,255
State of Arizona	1,829
State of Oregon	1,551
State of Maryland	1,276
State of Minnesota	1,101
State of Connecticut	928
State of Louisiana	862
State of Washington	33
State of Florida	7
Inland Revenue Service (UK)	511,522
Country of Switzerland	22,341

Total	$94,410,996

Case Number: 05-44481 (RDD)(Jointly Administered)

DELPHI CORPORATION, ET AL.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED FEBRUARY 28, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Flint, City of, Michigan	Personal Property	$1,943,283	$1,943,283
Buena Vista Charter Township, Michigan	Personal Property	1,017,709	1,017,709
Coopersville, City of, Michigan	Personal Property	568,203	568,203
Shelby Charter Township, Michigan	Personal Property	159,676	159,676
Saginaw, City of, Michigan	Personal Property	159,248	159,248
Adrian, City of, Michigan	Personal Property	151,808	151,808
Wyoming, City of, Michigan	Personal Property	101,583	101,583
Troy, City of, Michigan	Personal Property	100,227	100,227
Burton, City of, Michigan	Personal Property	86,548	86,548
Brighton Charter Township, Michigan	Personal Property	39,495	39,495
Madison Charter Township, Michigan	Personal Property	38,481	38,481
Oxford Township, Michigan	Personal Property	23,306	23,306
Bay City, Michigan	Personal Property	14,863	14,863
Orion Charter Township, Michigan	Personal Property	7,731	7,731
Maury County, Tennessee	Personal Property	6,928	6,928
Delta Charter Township, Michigan	Personal Property	5,423	5,423
Knox County, Tennessee	Personal Property	5,387	5,387
Green Oak Township, Michigan	Personal Property	5,376	5,376
Fenton, City of, Michigan	Personal Property	5,321	5,321
East Tawas, City of, Michigan	Personal Property	3,656	3,656
Clio, City of, Michigan	Personal Property	3,512	3,512
Dearborn, City of, Michigan	Personal Property	3,229	3,229
Rochester Hills, City of, Michigan	Personal Property	2,854	2,854
Alma, City of, Michigan	Personal Property	2,523	2,523
Novi, City of, Michigan	Personal Property	2,098	2,098
Flint Charter Township, Michigan	Personal Property	1,669	1,669
Grand Blanc Township, Michigan	Personal Property	1,578	1,578
Wayne Township, Michigan	Personal Property	1,380	1,380
Milford Township, Michigan	Personal Property	1,367	1,367
Weber County, Utah	Personal Property	1,315	1,315
Madison County, Tennessee	Personal Property	1,222	1,222
Monitor Township, Michigan	Personal Property	948	948
Bangor Township, Michigan	Personal Property	911	911
Chelsea, City of, Michigan	Personal Property	750	750
Sumner County, Tennessee	Personal Property	601	601
Traverse City, Michigan	Personal Property	513	513
Hawes Township, Michigan	Personal Property	492	492
North Muskegon, City of, Michigan	Personal Property	470	470
Plymouth Charter Township, Michigan	Personal Property	422	422
Anderson County Trustee, Tennessee	Personal Property	387	387
St. Johns, City of, Michigan	Personal Property	374	374
Van Buren Charter Township, Michigan	Personal Property	314	314
Madison Heights, City of, Michigan	Personal Property	291	291
Woodstock Township, Michigan	Personal Property	269	269
Giles County, Tennessee	Personal Property	264	264
Gallatin, City of, Tennessee	Personal Property	245	245
Watertown Charter Township, Michigan	Personal Property	245	245
Davidson, City of (Payee Metropolitan Trustee), Tennessee	Personal Property	188	188
Tawas, City of, Michigan	Personal Property	168	168
Wilson County, Tennessee	Personal Property	163	163
Shelby County, Tennessee	Personal Property	154	154
Bedford County Trustee, Tennessee	Personal Property	152	152
Montgomery County, Tennessee	Personal Property	128	128
Case Number: 05-44481 (RDD)(Jointly Administered)

DELPHI CORPORATION, ET AL.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED FEBRUARY 28, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Vassar, City of, Michigan	Personal Property	$121	$121
Clinton City, Tennessee	Personal Property	101	101
Roseville, City of, Michigan	Personal Property	93	93
Royal Oak, City of, Michigan	Personal Property	87	87
Montgomery County, Texas	Personal Property	85	85
Shelbyville, City of, Tennessee	Personal Property	81	81
Sturgis, City of, Michigan	Personal Property	70	70
Genesee Charter Township, Michigan	Personal Property	68	68
Robertson County, Tennessee	Personal Property	62	62
Hawkins County, Tennessee	Personal Property	36	36
Berkley, City of, Michigan	Personal Property	28	28
Lebanon, City of, Tennessee	Personal Property	21	21
Warren, City of, Michigan	Personal Property	20	20
Byron Township, Michigan	Personal Property	20	20
Jasper, City of, Georgia	Personal Property	16	16
Portland City of, Tennessee	Personal Property	15	15
Smith County, Tennessee	Personal Property	10	10
Dyer County, Tennessee	Personal Property	9	9
Dyersburg, City of, Tennessee	Personal Property	6	6
Williamson County, Tennessee	Personal Property	6	6
Gordonsville, Tennessee	Personal Property	4	4
Pontiac, City of, Michigan	Personal Property	3	3
Greene County, Tennessee	Personal Property	3	3
McNairy County, Tennessee	Personal Property	3	3
Haywood County, Tennessee	Personal Property	3	3
Brownsville, City of, Tennessee	Personal Property	2	2
Selmer, City of, Tennessee	Personal Property	1	1
Franklin, City of, Tennessee	Personal Property	1	1
Troy, City of, Michigan	Real Property	351,651	351,651
Buena Vista Charter Township, Michigan	Real Property	292,500	292,500
Coopersville, City of, Michigan	Real Property	257,719	257,719
Monroe County, New York	Real Property	236,777	236,777
Montgomery County, Ohio	Real Property	193,114	193,114
Flint, City of, Michigan	Real Property	174,494	174,494
Adrian, City of, Michigan	Real Property	60,369	60,369
Wyoming, City of, Michigan	Real Property	43,397	43,397
Saginaw, City of, Michigan	Real Property	40,084	40,084
Madison Charter Township, Michigan	Real Property	37,571	37,571
Erie County, Ohio	Real Property	28,663	28,663
Portage County, Ohio	Real Property	5,567	5,567
Ohio Department of Taxation	Use	488,311	488,311
Michigan Department of Treasury	Use	423,487	423,487
Indiana Department of Revenue	Use	208,355	208,355
New York Department of Taxation & Finance	Use	106,751	106,751
Mississippi Tax Commission	Use	82,895	82,895
New Jersey Sales Tax Division	Use	31,590	31,590
Wisconsin Department of Revenue	Use	27,526	27,526
Texas Comptroller of Public Accounts	Use	18,402	18,402
Georgia Department of Revenue	Use	7,411	7,411
Limestone County, Alabama (Payee ALATAX — Tax Trust Account)	Use	7,099	7,099
Gadsden, City of, Alabama (Payee ALATAX — Tax Trust Account)	Use	3,225	3,225
Tuscaloosa County, Alabama	Use	1,358	1,358
Case Number: 05-44481 (RDD)(Jointly Administered)

DELPHI CORPORATION, ET AL.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED FEBRUARY 28, 2006

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Etowah County, Alabama (Payee LGREC Inc.)	Use	$715	$715
Colorado Dept of Revenue	Use	620	620
Kansas Department of Revenue	Use	514	514
Tuscaloosa, City of, Alabama	Use	74	74
Ohio Treasurer of State	Commercial Activity	586,715	586,715
Ohio Department of Taxation	Kilowatt-Hour	73,211	73,211
Delaware Secretary of State	Franchise	36,605	36,605
Alabama Department of Revenue	Franchise	840	840
State of California Board of Equalization	Sales & Use	6,300	6,300
South Carolina Department of Revenue	Sales & Use	39	39
Alabama Department of Revenue	Consumer Use	2,209	2,209
Colorado Dept of Revenue	Utility	286	286
Colorado Dept of Revenue	Sales	104	104

Total		$8,312,971	$8,312,971

Note 1:	The amounts listed above for tax due and tax paid include postpetition taxes and only those prepetition taxes for which the Debtors have received Court authorization to pay. Accordingly, certain prepetition taxes (primarily on real and personal property) that the Debtors do not have authority to pay, are not included in the schedule above. Such prepetition taxes are included in the balance sheet as part of “Liabilities Subject to Compromise.”

Note 2:	Certain Debtors also pay transaction taxes such as value added tax (“VAT”) to certain foreign countries based upon the purchase or supply of goods or services within the country and the importation of goods into the country from outside the country. For the purchase of goods or services in certain foreign countries, VAT may either be collected by the supplier from the Debtors or paid directly by the Debtors through self-assessment. For the supply of goods or services in certain foreign countries, the Debtors may collect VAT from the customers and remit the tax to the foreign governments. Upon importation in certain countries, VAT may be paid by the Debtors. In most cases, VAT is recoverable either as an input VAT credit or as a refund. The process of calculating VAT owed or refundable is a complex process of netting VAT paid, collected and remitted. To the best of the Company’s knowledge, all VAT has been paid and is being paid when due. In addition, certain Debtors incur foreign withholding taxes on certain payments from various foreign non-Debtor subsidiaries. These foreign withholding taxes generally apply to interest, royalties, dividends, and service payments received from certain foreign non-Debtor subsidiaries. The foreign withholding taxes are required to be withheld by the foreign non-Debtor subsidiaries and paid over to the foreign tax authorities on behalf of the Debtors. To the best of the Company’s knowledge, all foreign withholding taxes have been withheld by the foreign non-Debtor subsidiaries when required to be withheld and paid over to the appropriate foreign tax authorities when due. These foreign tax payments have not been included in the schedule above.
Case Number: 05-44481 (RDD)(Jointly Administered)

DELPHI CORPORATION, ET AL.
SCHEDULE OF DISBURSEMENTS
MONTH ENDED FEBRUARY 28, 2006

	Case
Debtor Name	Number	Amount (4)

Delphi NY Holdings Corporation	05-44480	$—
Delphi Corporation	05-44481	—
ASEC Manufacturing General Partnership	05-44482	—
ASEC Sales General Partnership	05-44484	—
Environmental Catalysts, LLC	05-44503	—
Delphi Medical Systems Colorado Corporation	05-44507	5,157,058
Delphi Medical Systems Texas Corporation	05-44511	1,732,933
Delphi Medical Systems Corporation	05-44529	843,963
Specialty Electronics International Ltd.	05-44536	—
Specialty Electronics, Inc.	05-44539	424,954
Delphi Liquidation Holding Company	05-44542	—
Delphi Electronics (Holding) LLC	05-44547	—
Delphi Technologies, Inc.	05-44554	3,879,022
Delphi Automotive Systems Tennessee, Inc.	05-44558	—
Delphi Mechatronic Systems, Inc.	05-44567	10,957,516
Delphi Automotive Systems Risk Management Corporation	05-44570	—
Exhaust Systems Corporation	05-44573	7,754,511
Delphi China LLC	05-44577	—
Delphi Automotive Systems Korea, Inc.	05-44580	111,687
Delphi International Services, Inc.	05-44583	7,525,250
Delphi Automotive Systems Thailand, Inc.	05-44586	—
Delphi Automotive Systems International, Inc.	05-44589	—
Delphi International Holdings Corporation	05-44591	—
Delphi Automotive Systems Overseas Corporation	05-44593	24,702
Delphi Automotive Systems (Holding), Inc.	05-44596	—
Delco Electronics Overseas Corporation	05-44610	11,278,489
Delphi Diesel Systems Corporation	05-44612	30,503,483
Delphi LLC	05-44615	—
Aspire, Inc.	05-44618	275,191
Delphi Integrated Service Solutions, Inc.	05-44623	326,921
Delphi Connection Systems	05-44624	6,062,037
Packard Hughes Interconnect Company	05-44626	—
DREAL, Inc.	05-44627	—
Delphi Automotive Systems Services LLC	05-44632	229,675,319
Delphi Services Holding Corporation	05-44633	—
Delphi Automotive Systems Global (Holding), Inc.	05-44636	—
Delphi Foreign Sales Corporation	05-44638	—
Delphi Automotive Systems Human Resources LLC	05-44639	165,621,886
Delphi Automotive Systems LLC	05-44640	1,627,399,883
Delphi Furukawa Wiring Systems LLC	05-47452	171,124
Delphi Receivables LLC	05-47459	—
MobileAria, Inc.	05-47474	949,359

(4)	Operating expenses for the month ended February 28, 2006 were used as a proxy for disbursements.
Case Number: 05-44481 (RDD)(Jointly Administered)